EXHIBIT 3.9

                FIFTH AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

     This Fifth Amendment to Registration Rights Agreement ("Amendment") is an amendment to the Registration Rights Agreement, made as of May 28, 1992, by and among Travis International, Inc. ("Company") and security holders of Company who executed such agreement ("Stockholders") as amended by the First Amendment to Registration Rights Agreement dated December 2, 1994, the Second Amendment to Registration Rights Agreement dated February 3, 1995, the Third Amendment to Registration Rights Agreement dated September 28, 1995, and Fourth Amendment to Registration Rights Agreement dated June 18, 1996 ("Registration Rights Agreement"), is made as of October 1, 1996, by and among Company and Stockholders.

                                    RECITALS

A. Purchaser listed on Schedule 1 ("Purchaser") of the Securities Purchase Agreement of even date ("October Agreement") is purchasing a Warrant to Purchase Class A Common Stock of even date ("Warrant") and a Senior Subordinated Note of New West Acquisition Corp., Inc., a Delaware corporation. The Warrant entitles the holder of such Warrant to purchase a maximum thirty thousand (30,000) shares of Company's Class A Common Stock

B. It is a condition precedent to Purchaser's purchase of the Warrant and Senior Subordinated Note pursuant to the October Agreement, that it becomes a party to the Registration Rights Agreement as amended pursuant to this Amendment with all rights and obligations set forth therein.

      NOW, THEREFORE, the parties agree as follows:

1 DEFINITIONS. As used in this Amendment, the terms contained in this Amendment shall have the same meaning as set forth in the Registration Rights Agreement, except as otherwise specifically described herein.

2 STOCKHOLDER. Upon execution of a counterpart to the Registration Rights Agreement attached thereto as required by Company, Purchaser will become a party as a "Stockholder" to the Registration Rights Agreement, as amended hereby.

3 SECTION 8 OF THE REGISTRATION RIGHTS AGREEMENT. The first sentence of Section 8(a) of the Registration Rights Agreement is hereby amended to read as follows:

      The term "Registrable Securities" mean (i) the Common Stock and the Class A Common Stock of the Company registered in the names of the Stockholders from time to time, (ii) the Common Stock issuable upon exercise of the Options registered in the names of the Stockholders from time to time,
      (iii) the Class A Common Stock issuable upon exercise of the Warrant to purchase Class A Common Stock granted in conjunction with that certain Securities Purchase Agreement by and among Company, New West Acquisition Corp. and Marwit Capital Company L.P. dated October ___, 1996, and (iv) any securities issued or to be issued with respect to the securities referred to above by way of a stock dividend or stock split or in combination of shares, recapitalization, merger, consolidation or other reorganization.

4 EFFECTIVE. This Amendment shall be effective upon the execution of this Amendment by Stockholders of seventy-five percent (75%) of the "Registrable Securities."

5 AGREEMENT IN FORCE. Except as amended by this Amendment, the Registration Rights Agreement shall remain in full force and effect.

6 COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original and which, together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Amendment has been duly executed this _____day of October, 1996.

                                   TRAVIS INTERNATIONAL, INC-

                                   By: __________________________________
                                   Its:  __________________________________


OVERSEAS EQUM INVESTOR              BRADFORD VENTURE PARTNERS,, L.P.
PARTNERS                            BY: BRADFORD ASSOCIATES
BY:  OVERSEAS EQUITY INVESTORS, LTD.

By: _____________________________   By: ___________________________________
Its: _____________________________  Its: ___________________________________


MILLS INVESTMENT PARTNERSHIP


By: ________________________________

                       [SIGNATURE PAGE FOR FIFTH AMENDMENT
                    TO REGISTRATION RIGHTS AGREEMENT CONT'D.]



_____________________________             ______________________________________
M. JOHN O'DONOGHUE                        WARD W. WOODS


_____________________________             ______________________________________
DAVID ANDRYC                              KA LTD.


_____________________________             ______________________________________
ROBERT J. SIMON                           MICHAEL I. BARACH


_____________________________             ______________________________________
ERWIN HOSONO                              RODNEY COHEN


_____________________________             ______________________________________
NEILL BORNSTEIN                           CHRISTOPHER F.O. GABRIELI


_____________________________             ______________________________________
DANIEL MARTIN                             RICHARD R. DAVIS


_____________________________             ______________________________________
THOMAS F. RUHM                            MR. HARRIS GREENWOOD, TRUSTEE
                                          OF KHLEBER V. ATTWELL
                                          CHILDREN'S TRUST

                       [SIGNATURE PAGE FOR FIFTH AMENDMENT
                    TO REGISTRATION RIGHTS AGREEMENT CONT'D.]





_____________________________             ______________________________________
FREDERIC C. HAMILTON                      GRUMMAN HILL INVESTMENTS, L.P.


                                          By:___________________________________
                                                 General Partner

EQUUS II, INCORPORATED


By:_________________________              ______________________________________
                                          JOHN PATNOVIC



                                          FCH FAMILY INVESTMENTS, LTD.


_____________________________             ______________________________________
FRED R. LUMMIS                            FREDERIC C. HAMILTON


_____________________________             ______________________________________
TIM W. FOGELSONG                          ROGER P. LINDSTEDT


_____________________________             ______________________________________
EARL DEAN CATLETT                         LARRY STADLER


CABLE SYSTEMS, INC.


By:___________________________            ______________________________________
       Mark Gosney, President             IRVIN LEVY


_____________________________             ______________________________________
DAVID K. BARTH                            WILLIAM G. FLESNER